The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B
Loans w/ Arrearage

		Minimum	Maximum
Scheduled Principal Balance	$86,940,468	$120	$433,715
Average Scheduled Principal Balance	$52,948
Number of Mortgage Loans	1,642

Arrearage	$6,980,749	$1	$262,255

Weighted Average Gross Coupon	11.37%	4.00%	17.99%
Weighted Average FICO Score	551	400	799
Weighted Average Combined Original LTV	80.99%	13.83%	100.00%

Weighted Average Original Term	318 months	72 months	360 months
Weighted Average Stated Remaining Term	249 months	11 months	352 months
Weighted Average Seasoning	68 months	8 months	116 months

Weighted Average Gross Margin	7.260%	2.250%	12.300%
Weighted Average Minimum Interest Rate	10.148%	5.000%	14.375%
Weighted Average Maximum Interest Rate	17.115%	11.000%	21.100%
Weighted Average Initial Rate Cap	2.056%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.047%	1.000%	2.000%
Weighted Average Months to Roll	5 months	1 months	33 months

Maturity Date		Jul 1 2007	Dec 1 2035
Maximum Zip Code Concentration	0.50%	45208

ARM	17.71%	Cash Out Refinance	64.94%
Fixed Rate	82.29%	Purchase	15.61%
		Rate/Term Refinance	19.45%
2/28 6 MO LIBOR	14.93%
3/27 6 MO LIBOR	0.84%	Condominium	0.27%
5/25 1 YR LIBOR	0.09%	Manufactured Housing	2.09%
6 MO LIBOR	1.84%	PUD	5.45%
Fixed Rate	74.76%	Single Family	90.88%
Fixed Rate 30/15 Balloon	7.53%	Townhouse	0.45%
		Two-Four Family	0.86%
Not Interest Only	100.00%
		Investor	2.73%
Prepay Penalty: 0 months	50.12%	Primary	96.99%
Prepay Penalty: 12 months	2.18%	Second Home	0.27%
Prepay Penalty: 24 months	2.33%
Prepay Penalty: 36 months	8.87%	Top 5 States:
Prepay Penalty: 48 months	0.08%	Texas	20.04%
Prepay Penalty: 60 months	36.42%	Tennessee	7.10%
		Georgia	6.36%
First Lien	97.79%	North Carolina	6.10%
Second Lien	2.21%	Ohio	5.06%

Full Documentation	89.40%	Bankruptcy	11.94%
Limited Documentation	3.73%	Not Bankruptcy	88.06%
No Income Verification	6.87%
		Not Section 32	97.41%
		Section 32	2.59%

NATIONSTAR 2006-B

LOANS W/ ARREARAGE
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	938	28,027,523.85	32.24%	12.135	212	76.01	552
50,000.01 - 100,000.00	549	37,142,810.92	42.72%	11.221	261	82.82	549
100,000.01 - 150,000.00	115	13,689,239.95	15.75%	11.098	273	84.86	557
150,000.01 - 200,000.00	26	4,426,110.28	5.09%	9.942	294	82.18	557
200,000.01 - 250,000.00	9	1,984,228.04	2.28%	10.104	292	83.68	531
250,000.01 - 300,000.00	2	537,558.39	0.62%	10.693	197	87.65	595
300,000.01 - 350,000.00	1	314,939.75	0.36%	11.000	302	80.00	455
350,000.01 - 400,000.00	1	384,342.24	0.44%	7.200	306	90.00	591
400,000.01 - 450,000.00	1	433,714.69	0.50%	9.350	305	84.90	551
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	29,313.16	0.03%	4.000	126	62.97	518
5.000 - 5.499	2	109,961.69	0.13%	5.025	316	81.12	642
6.000 - 6.499	4	289,593.40	0.33%	6.178	179	75.63	558
6.500 - 6.999	6	584,882.61	0.67%	6.922	263	75.05	622
7.000 - 7.499	10	1,190,732.72	1.37%	7.160	292	77.00	592
7.500 - 7.999	16	1,018,636.80	1.17%	7.866	270	75.97	577
8.000 - 8.499	13	1,153,435.93	1.33%	8.263	281	81.65	583
8.500 - 8.999	48	3,873,052.26	4.45%	8.720	277	79.05	545
9.000 - 9.499	49	3,418,200.84	3.93%	9.218	251	81.53	564
9.500 - 9.999	130	8,628,343.42	9.92%	9.817	244	82.74	553
10.000 -10.499	79	4,688,293.93	5.39%	10.258	246	84.57	547
10.500 -10.999	200	11,938,800.34	13.73%	10.800	254	83.42	549
11.000 -11.499	142	8,170,261.76	9.40%	11.231	250	83.88	549
11.500 -11.999	230	12,733,714.73	14.65%	11.746	244	83.21	557
12.000 -12.499	115	5,679,186.90	6.53%	12.236	250	82.25	549
12.500 -12.999	186	8,286,215.69	9.53%	12.785	243	79.26	549
13.000 -13.499	96	3,797,317.56	4.37%	13.254	247	76.26	543
13.500 -13.999	144	5,358,565.14	6.16%	13.744	239	75.35	539
14.000 -14.499	67	2,327,660.70	2.68%	14.208	227	73.65	543
14.500 -14.999	58	2,026,188.62	2.33%	14.708	246	76.56	540
15.000 -15.499	14	695,927.10	0.80%	15.150	294	79.07	522
15.500 -15.999	13	455,835.65	0.52%	15.639	276	69.41	540
16.000 -16.499	9	300,489.69	0.35%	16.138	249	75.47	553
16.500 -16.999	3	39,421.86	0.05%	16.775	218	70.10	551
17.000 -17.499	3	114,744.45	0.13%	17.196	301	68.43	540
17.500 -17.999	4	31,691.16	0.04%	17.599	60	69.57	492
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	248	12,769,034.07	14.69%	11.753	256	81.35	481
500-524	315	16,421,470.33	18.89%	11.398	248	81.62	512
525-549	281	15,055,050.14	17.32%	11.448	251	81.24	537
550-574	310	17,778,505.44	20.45%	11.449	254	81.73	561
575-599	204	10,669,980.65	12.27%	11.262	249	80.57	586
600-624	130	6,478,310.43	7.45%	11.384	245	80.41	611
625-649	66	3,481,939.34	4.00%	10.971	222	81.52	635
650-674	45	2,263,861.84	2.60%	10.071	252	75.22	659
675-699	21	1,102,038.23	1.27%	10.218	237	70.63	685
700+	21	914,328.13	1.05%	10.423	239	80.74	739
None	1	5,949.51	0.01%	13.800	51	28.58	0
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	79	2,033,708.64	2.34%	11.960	199	38.33	562
50.00- 54.99	33	1,228,158.07	1.41%	11.231	222	51.78	565
55.00- 59.99	43	1,292,196.35	1.49%	11.789	209	57.43	565
60.00- 64.99	52	1,876,142.04	2.16%	11.335	228	62.35	582
65.00- 69.99	74	2,848,830.06	3.28%	12.255	211	67.33	552
70.00- 74.99	137	5,546,341.80	6.38%	11.974	234	71.99	544
75.00- 79.99	190	9,685,665.50	11.14%	11.602	249	76.65	551
80.00	312	16,786,389.26	19.31%	11.416	254	80.00	554
80.01- 84.99	119	6,929,935.06	7.97%	11.307	256	82.68	553
85.00- 89.99	254	14,592,552.27	16.78%	11.199	258	86.07	550
90.00- 94.99	281	21,006,962.25	24.16%	11.055	262	90.47	547
95.00- 99.99	58	2,907,622.09	3.34%	11.179	235	97.18	545
100.00	10	205,964.72	0.24%	11.982	164	100.00	563
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
72	1	3,776.34	0.00%	11.950	13	85.49	470
84	8	60,426.07	0.07%	11.748	19	55.22	564
96	3	48,701.50	0.06%	11.602	27	74.73	568
120	86	1,218,574.12	1.40%	12.402	50	66.82	553
144	3	82,054.18	0.09%	12.222	76	72.33	524
156	2	80,881.47	0.09%	10.797	97	75.92	517
168	1	45,001.02	0.05%	12.450	107	85.49	531
180	353	13,378,597.65	15.39%	11.512	112	78.26	556
240	178	7,072,390.70	8.13%	11.564	169	79.13	556
264	1	49,781.85	0.06%	12.750	194	66.73	495
300	13	729,862.25	0.84%	10.328	232	79.67	561
360	993	64,170,420.96	73.81%	11.315	292	82.11	550
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	79	1,007,075.96	1.16%	12.302	43	68.73	558
61-120	293	10,743,218.93	12.36%	11.778	107	78.22	553
121-180	213	8,338,666.62	9.59%	11.322	148	78.96	561
181-240	61	2,494,460.84	2.87%	11.136	195	76.73	550
241-300	726	46,204,975.60	53.15%	11.337	286	82.83	548
301-360	270	18,152,070.16	20.88%	11.239	307	80.16	553
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	113	4,097,551.57	4.71%	11.768	225	74.21	563
20.01 -25.00	121	5,299,199.94	6.10%	11.135	236	76.00	556
25.01 -30.00	166	8,020,988.37	9.23%	11.380	245	80.48	553
30.01 -35.00	240	11,355,895.04	13.06%	11.413	247	80.99	557
35.01 -40.00	255	13,409,539.93	15.42%	11.474	250	81.60	544
40.01 -45.00	358	21,083,696.59	24.25%	11.198	249	81.55	553
45.01 -50.00	275	15,917,236.53	18.31%	11.583	259	82.47	547
50.01 -55.00	111	7,603,663.38	8.75%	11.179	259	83.04	548
55.01 -60.00	1	66,624.18	0.08%	12.500	265	90.00	563
60.01+	2	86,072.58	0.10%	7.750	346	67.98	562
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	212	15,395,631.47	17.71%	11.896	298	82.31	548
Fixed Rate	1,430	71,544,836.64	82.29%	11.263	239	80.71	552
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	177	12,978,696.38	14.93%	11.983	298	82.63	549
3/27 6 MO LIBOR	8	732,715.93	0.84%	11.753	314	80.22	559
5/25 1 YR LIBOR	1	81,491.60	0.09%	5.000	333	85.00	671
6 MO LIBOR	26	1,602,727.56	1.84%	11.604	284	80.51	529
Fixed Rate	1,315	64,996,001.75	74.76%	11.250	252	80.54	552
Fixed Rate 30/15 Balloon	115	6,548,834.89	7.53%	11.387	113	82.40	551
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Interest Only	1,642	86,940,468.11	100.00%	11.375	249	80.99	551
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	945	43,578,410.56	50.12%	11.761	245	78.96	550
Prepay Penalty: 12 months	33	1,894,253.77	2.18%	11.036	257	82.73	570
Prepay Penalty: 24 months	24	2,022,240.16	2.33%	11.908	283	81.92	547
Prepay Penalty: 36 months	105	7,713,741.12	8.87%	10.810	262	84.04	559
Prepay Penalty: 48 months	1	66,373.41	0.08%	9.900	291	84.00	551
Prepay Penalty: 60 months	534	31,665,449.09	36.42%	10.971	249	82.88	550
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,538	85,020,687.58	97.79%	11.346	251	80.97	552
Second Lien	104	1,919,780.53	2.21%	12.639	178	81.88	539
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	1,488	77,723,220.37	89.40%	11.367	248	81.92	551
Limited Documentation	44	3,246,923.36	3.73%	11.086	269	76.96	563
No Income Verification	110	5,970,324.38	6.87%	11.631	255	71.13	551
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,168	56,463,349.39	64.94%	11.403	240	79.29	552
Purchase	200	13,567,254.41	15.61%	11.521	271	85.80	541
Rate/Term Refinance	274	16,909,864.31	19.45%	11.163	262	82.82	558
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	6	234,974.09	0.27%	11.653	234	81.00	554
Manufactured Housing	35	1,819,256.87	2.09%	11.138	229	80.41	562
PUD	47	4,738,622.80	5.45%	10.962	273	85.69	550
Single Family	1,525	79,008,953.37	90.88%	11.397	249	80.75	551
Townhouse	9	395,031.21	0.45%	12.281	218	84.30	555
Two-Four Family	20	743,629.77	0.86%	11.633	207	76.23	544
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	70	2,375,577.04	2.73%	11.691	235	72.42	578
Primary	1,565	84,326,459.30	96.99%	11.363	250	81.27	551
Second Home	7	238,431.77	0.27%	12.367	233	69.67	530
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	1	43,381.38	0.05%	11.900	143	75.37	629
Arizona	18	1,031,953.89	1.19%	10.832	251	84.04	557
Arkansas	42	1,824,326.35	2.10%	11.393	270	82.48	564
California	5	416,918.45	0.48%	9.910	298	71.71	534
Colorado	13	1,622,845.02	1.87%	9.366	298	83.85	584
Connecticut	11	1,295,609.87	1.49%	9.938	289	78.63	537
Delaware	3	212,206.06	0.24%	8.574	186	72.08	521
District of Columbia	1	77,357.31	0.09%	11.500	264	87.64	645
Florida	64	3,519,307.43	4.05%	10.645	256	80.82	545
Georgia	83	5,532,841.76	6.36%	10.966	278	84.81	550
Idaho	8	454,446.17	0.52%	10.762	279	82.34	549
Illinois	40	1,853,112.45	2.13%	11.648	190	85.00	551
Indiana	43	2,776,072.99	3.19%	11.072	281	84.26	550
Iowa	16	575,327.67	0.66%	12.350	229	82.50	559
Kansas	25	1,318,624.23	1.52%	11.742	183	84.38	564
Kentucky	27	1,396,415.07	1.61%	11.536	264	85.46	547
Louisiana	73	3,237,711.79	3.72%	11.075	254	83.20	563
Maine	4	186,242.72	0.21%	12.940	295	73.09	516
Maryland	5	225,918.12	0.26%	11.363	224	88.19	565
Massachusetts	3	130,399.87	0.15%	9.935	196	62.40	539
Michigan	64	3,669,015.95	4.22%	11.324	237	80.84	551
Minnesota	7	212,742.24	0.24%	13.737	292	76.99	536
Mississippi	82	3,325,766.65	3.83%	12.079	230	80.23	558
Missouri	64	3,055,533.57	3.51%	11.628	204	80.96	558
Montana	4	174,428.51	0.20%	12.210	222	79.14	515
Nebraska	17	692,980.19	0.80%	11.962	234	79.69	579
Nevada	3	140,072.99	0.16%	9.875	263	87.27	579
New Hampshire	2	116,868.91	0.13%	12.717	292	56.91	575
New Jersey	4	206,138.35	0.24%	10.623	170	77.11	556
New Mexico	14	635,009.56	0.73%	12.420	250	82.05	535
New York	34	1,737,749.46	2.00%	11.492	262	80.92	575
North Carolina	91	5,305,296.25	6.10%	11.760	241	81.50	535
North Dakota	1	25,188.26	0.03%	12.150	300	28.00	572
Ohio	61	4,399,920.76	5.06%	10.469	218	83.37	562
Oklahoma	44	1,670,949.75	1.92%	11.908	266	83.02	548
Oregon	7	623,818.71	0.72%	10.447	274	77.61	574
Pennsylvania	74	3,320,941.86	3.82%	11.629	251	81.42	536
South Carolina	40	2,347,442.54	2.70%	11.400	255	83.60	539
South Dakota	3	50,820.87	0.06%	11.047	177	78.10	503
Tennessee	106	6,169,156.67	7.10%	11.203	262	82.58	549
Texas	370	17,422,894.59	20.04%	12.007	246	76.76	547
Utah	9	745,960.39	0.86%	10.911	270	84.80	570
Virginia	20	1,011,119.33	1.16%	11.350	260	74.88	583
Washington	11	866,029.70	1.00%	10.703	281	82.06	555
West Virginia	6	316,948.53	0.36%	10.014	245	79.60	559
Wisconsin	15	771,817.79	0.89%	11.177	282	82.50	524
Wyoming	4	194,837.13	0.22%	8.928	234	63.97	668
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.000	1,430	71,544,836.64	82.29%	11.263	239	80.71	552
2.000 - 2.499	1	81,491.60	0.09%	5.000	333	85.00	671
3.000 - 3.499	1	60,840.60	0.07%	8.900	292	80.00	512
3.500 - 3.999	2	264,505.44	0.30%	8.366	288	80.00	527
4.000 - 4.499	3	165,494.43	0.19%	9.704	287	87.51	539
4.500 - 4.999	5	474,948.43	0.55%	9.172	306	83.36	543
5.000 - 5.499	13	821,020.25	0.94%	10.284	287	79.91	548
5.500 - 5.999	20	1,869,755.12	2.15%	10.526	293	86.81	557
6.000 - 6.499	27	2,672,168.14	3.07%	10.401	294	84.76	542
6.500 - 6.999	22	1,435,074.54	1.65%	11.403	298	83.59	557
7.000 - 7.499	13	1,163,626.59	1.34%	12.057	291	84.49	568
7.500 - 7.999	11	733,952.04	0.84%	12.591	297	83.02	568
8.000 - 8.499	21	1,443,622.38	1.66%	12.716	305	80.24	550
8.500 - 8.999	20	1,242,720.52	1.43%	13.159	302	77.74	539
9.000 - 9.499	17	973,896.55	1.12%	13.987	301	80.37	524
9.500 - 9.999	9	589,282.29	0.68%	14.641	303	74.40	531
10.000 -10.499	15	789,362.99	0.91%	14.898	304	81.12	545
10.500 -10.999	6	344,263.90	0.40%	15.394	303	77.48	526
11.000 -11.499	2	95,528.79	0.11%	16.000	305	86.40	512
11.500 -11.999	3	150,393.54	0.17%	16.759	305	73.40	563
12.000+	1	23,683.33	0.03%	16.875	305	81.37	567
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.000	1,430	71,544,836.64	82.29%	11.263	239	80.71	552
5.000 - 5.499	1	81,491.60	0.09%	5.000	333	85.00	671
6.000 - 6.499	1	17,821.79	0.02%	10.750	306	80.00	716
6.500 - 6.999	2	108,438.42	0.12%	10.187	303	80.42	555
7.000 - 7.499	4	429,639.47	0.49%	8.598	330	70.79	565
7.500 - 7.999	4	403,883.99	0.46%	11.349	302	86.92	577
8.000 - 8.499	8	1,407,902.14	1.62%	9.819	307	83.31	534
8.500 - 8.999	20	1,737,427.29	2.00%	10.922	309	83.05	535
9.000 - 9.499	9	824,943.58	0.95%	11.025	303	82.34	568
9.500 - 9.999	30	2,182,768.12	2.51%	12.420	296	84.61	555
10.000 -10.499	17	1,097,086.15	1.26%	11.766	288	83.89	548
10.500 -10.999	43	2,912,932.67	3.35%	12.731	294	81.98	552
11.000 -11.499	19	1,321,842.30	1.52%	11.955	285	85.33	553
11.500 -11.999	25	1,571,204.98	1.81%	12.576	292	80.15	534
12.000 -12.499	9	413,877.39	0.48%	14.269	298	79.27	528
12.500 -12.999	12	559,203.82	0.64%	14.458	290	81.01	538
13.000 -13.499	2	116,519.20	0.13%	13.751	297	58.81	495
13.500 -13.999	4	142,972.17	0.16%	14.541	296	74.19	519
14.000 -14.499	2	65,676.39	0.08%	14.161	262	80.00	575
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.000	1,430	71,544,836.64	82.29%	11.263	239	80.71	552
11.000 -11.499	1	81,491.60	0.09%	5.000	333	85.00	671
13.000 -13.499	1	17,821.79	0.02%	10.750	306	80.00	716
13.500 -13.999	2	108,438.42	0.12%	10.187	303	80.42	555
14.000 -14.499	4	429,639.47	0.49%	8.598	330	70.79	565
14.500 -14.999	5	500,787.54	0.58%	11.716	303	84.98	562
15.000 -15.499	8	1,407,902.14	1.62%	9.819	307	83.31	534
15.500 -15.999	19	1,640,523.74	1.89%	10.784	309	83.41	537
16.000 -16.499	9	824,943.58	0.95%	11.025	303	82.34	568
16.500 -16.999	31	2,227,772.26	2.56%	12.432	296	84.41	555
17.000 -17.499	18	1,132,450.11	1.30%	11.781	287	83.77	546
17.500 -17.999	44	2,961,572.03	3.41%	12.735	293	81.94	553
18.000 -18.499	18	1,286,478.34	1.48%	11.947	286	85.48	554
18.500 -18.999	24	1,526,494.43	1.76%	12.560	292	80.30	533
19.000 -19.499	10	467,829.94	0.54%	14.250	298	75.42	524
19.500 -19.999	11	510,270.87	0.59%	14.608	294	81.11	533
20.000 -20.499	2	81,654.73	0.09%	13.637	284	72.34	526
20.500 -20.999	4	142,972.17	0.16%	14.541	296	74.19	519
21.000+	1	46,588.31	0.05%	14.125	265	80.00	557
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.000	1,430	71,544,836.64	82.29%	11.263	239	80.71	552
1.000	26	1,622,004.71	1.87%	11.599	285	80.34	531
1.500	1	72,998.78	0.08%	13.250	280	80.00	481
2.000	157	11,175,689.08	12.85%	12.130	293	83.53	549
3.000	28	2,524,938.90	2.90%	11.010	325	78.22	554
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.000	1,430	71,544,836.64	82.29%	11.263	239	80.71	552
1.000	199	14,056,023.08	16.17%	12.187	293	82.57	547
1.500	11	1,222,752.83	1.41%	8.995	346	79.19	553
2.000	2	116,855.56	0.13%	7.194	306	83.44	616
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
	1,430	71,544,836.64	82.29%	11.263	239	80.71	552
08/13/06	1	53,952.55	0.06%	14.100	301	45.83	491
08/15/06	22	1,543,642.26	1.78%	11.992	293	84.47	557
08/20/06	1	72,045.41	0.08%	10.750	301	80.00	607
09/01/06	25	1,828,204.78	2.10%	12.326	294	86.62	546
09/15/06	8	765,509.59	0.88%	11.030	283	83.34	535
10/01/06	12	452,883.24	0.52%	12.137	275	78.05	571
10/15/06	3	222,390.68	0.26%	10.536	273	86.50	554
11/01/06	6	504,523.42	0.58%	11.077	282	84.77	534
12/01/06	7	656,497.39	0.76%	10.754	293	80.24	524
12/04/06	1	59,124.29	0.07%	13.550	293	85.00	525
12/11/06	1	57,714.43	0.07%	13.500	293	84.29	570
12/15/06	12	1,244,136.42	1.43%	11.970	304	82.47	538
12/17/06	1	26,244.30	0.03%	15.250	305	60.00	576
01/01/07	52	3,750,859.97	4.31%	12.514	295	81.06	546
01/02/07	1	42,129.85	0.05%	14.250	300	80.00	562
01/15/07	14	843,635.97	0.97%	12.212	280	84.32	547
01/25/07	1	44,710.55	0.05%	13.125	300	75.00	552
02/01/07	33	1,996,180.72	2.30%	12.970	299	81.38	550
08/15/07	1	183,512.61	0.21%	8.600	349	90.90	532
09/01/07	3	251,790.22	0.29%	10.235	349	70.00	615
09/15/07	1	87,413.74	0.10%	7.300	350	50.29	572
10/01/07	1	119,200.40	0.14%	9.350	350	90.00	573
11/01/07	1	82,300.16	0.09%	9.050	351	91.80	458
11/15/07	2	273,533.35	0.31%	7.741	352	74.28	538
09/01/08	1	152,003.57	0.17%	8.300	349	90.00	561
05/01/09	1	81,491.60	0.09%	5.000	333	85.00	671
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 1,000.00	516	21,574,420.73	24.82%	11.024	247	79.20	565
1,000.01 - 2,000.00	270	12,394,371.15	14.26%	11.122	238	80.42	553
2,000.01 - 3,000.00	207	9,529,996.34	10.96%	11.433	249	80.55	554
3,000.01 - 4,000.00	132	7,268,787.48	8.36%	11.794	253	82.87	547
4,000.01 - 5,000.00	101	5,807,338.98	6.68%	11.445	244	81.96	544
5,000.01 - 6,000.00	78	4,655,847.10	5.36%	11.601	249	82.54	542
6,000.01 - 7,000.00	52	3,111,284.14	3.58%	11.384	255	78.58	551
7,000.01 - 8,000.00	65	3,904,392.57	4.49%	11.694	255	81.92	540
8,000.01 - 9,000.00	29	1,870,476.63	2.15%	12.355	249	80.62	532
9,000.01 - 10,000.00	33	2,449,586.22	2.82%	11.517	259	84.47	547
10,000.01 - 11,000.00	21	1,028,538.44	1.18%	12.153	244	81.07	556
11,000.01 - 12,000.00	24	1,888,410.43	2.17%	11.549	233	85.14	558
12,000.01 - 13,000.00	11	856,632.41	0.99%	12.800	247	83.73	530
13,000.01 - 14,000.00	8	563,922.49	0.65%	11.815	245	74.72	567
14,000.01 - 15,000.00	16	1,243,884.08	1.43%	11.805	256	82.77	529
15,000.01 - 16,000.00	7	517,748.41	0.60%	11.722	277	83.12	558
16,000.01 - 17,000.00	8	666,284.09	0.77%	11.923	253	80.26	551
17,000.01 - 18,000.00	10	1,166,982.40	1.34%	10.809	259	81.17	529
18,000.01 - 19,000.00	10	917,022.78	1.05%	11.957	264	84.24	530
19,000.01 - 20,000.00	5	391,333.29	0.45%	11.329	197	74.37	562
20,000.01+	39	5,133,207.95	5.90%	11.110	280	82.86	541
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Bankruptcy	192	10,379,749.54	11.94%	11.497	249	83.61	551
Not Bankruptcy	1,450	76,560,718.57	88.06%	11.358	249	80.64	551
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	1,551	84,690,409.91	97.41%	11.364	251	81.16	551
Section 32	91	2,250,058.20	2.59%	11.764	205	74.78	560
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551

Total LTV incl. Silent 2nds and Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	67	1,667,065.66	1.92%	11.768	200	36.72	563
50.00- 54.99	21	819,799.15	0.94%	10.372	217	49.58	565
55.00- 59.99	30	901,792.20	1.04%	12.307	222	54.28	582
60.00- 64.99	49	1,729,227.88	1.99%	10.820	218	59.56	576
65.00- 69.99	62	2,294,282.79	2.64%	11.813	213	64.19	571
70.00- 74.99	91	3,371,576.84	3.88%	11.752	232	69.42	548
75.00- 79.99	144	7,238,546.40	8.33%	11.354	244	74.28	552
80.01- 84.99	277	13,335,622.46	15.34%	11.631	250	79.14	557
85.00- 89.99	286	15,340,187.30	17.64%	11.419	259	83.09	550
90.00- 94.99	287	18,013,097.71	20.72%	11.194	256	87.18	548
95.00- 99.99	140	9,456,781.19	10.88%	11.357	254	88.43	545
100.00	1	29,401.65	0.03%	12.990	121	91.72	626
100.01+	187	12,743,086.88	14.66%	11.173	254	88.63	545
Total	1,642	86,940,468.11	100.00%	11.375	249	80.99	551